UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2011

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the special meeting of stockholders (the “Special Meeting”) of AirTran Holdings, Inc. (the “Company”) held on March 23, 2011, the Company’s stockholders approved the adoption of the Agreement and Plan and Merger, dated as of September 26, 2010 (the “Merger Agreement”), by and among Southwest Airlines Co. (“Southwest”), the Company, and Guadalupe Holdings Corp., a wholly-owned subsidiary of Southwest.

Voting results on the proposal, with a total of 106,277,928 votes cast, were as follows:

For	Against	Abstain	Broker Non-Votes

104,807,031	1,070,004	400,893	0

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. The adjournment proposal, which was unnecessary in light of the approval of the adoption of the Merger Agreement by the Company’s stockholders as indicated above, was not submitted to the Company’s stockholders for approval at the Special Meeting.

Item 7.01	Regulation FD Disclosure

On March 23, 2011, the Company issued a press release announcing the results of the Special Meeting of stockholders more particularly described in Item 5.07 of this Form 8-K. The press release is furnished herewith as Exhibit 99.1.

On March 23, 2011, the Company issued an “A-Line” to its crew members announcing the results of the Special Meeting of stockholders more particularly described in Item 5.07 of this Form 8-K. The A-Line is furnished herewith as Exhibit 99.2.

The press release and A-Line furnished herewith as Exhibits 99.1 and 99.2 are being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect AirTran’s and Southwest’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, AirTran’s and Southwest’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of AirTran and Southwest and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, significant volatility in the cost of aircraft fuel, the significant capital commitments of AirTran and Southwest, the impact of labor relations, global economic conditions, fluctuations in exchange rates, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

AirTran and Southwest caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the proxy statement / prospectus and in AirTran’s and Southwest’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning AirTran, Southwest, the proposed transaction or other matters and attributable to AirTran or Southwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Neither AirTran nor Southwest undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release issued by AirTran Holdings, Inc., dated March 23, 2011.

99.2	“A-Line” issued by AirTran Holdings, Inc., dated March 23, 2011.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: March 23, 2011	By:	/s/ Robert L. Fornaro
Robert L. Fornaro
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by AirTran Holdings, Inc., dated March 23, 2011.

99.2	“A-Line” issued by AirTran Holdings, Inc., dated March 23, 2011.